Exhibit 3.2
BYLAWS
OF
NETGROUPIE
(a California corporation)

ii

iii

BYLAWS
OF
NETGROUPIE
(a California corporation)
ARTICLE I
APPLICABILITY
     Section 1. Applicability of Bylaws. These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of the Corporation.
ARTICLE II
OFFICES
     Section 1. Principal Offices. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the Corporation has one or more business offices in this state, the Board of Directors shall designate a principal business office in the State of California.
     Section 2. Change in Location or Number of Offices. The Board of Directors may change any office from one location to another or eliminate any office or offices.
ARTICLE III
MEETINGS OF SHAREHOLDERS
     Section 1. Place of Meetings. Meetings of the shareholders shall be held at any place within or without the State of California designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation.
     Section 2. Annual Meetings. An annual meeting of the shareholders shall be held each year on a date and at a time designated by the Board of Directors. The date so designated for the initial meeting shall be within fifteen (15) months after the organization of the corporation, and the date so designated for each subsequent meeting shall be within fifteen (15) months after the last annual meeting.

     Section 3. Special Meetings.
          (a) Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board and the President or by the shareholders upon the request of the holders of shares entitled to cast not less than 10 percent of the votes at such meeting.
          (b) Any request for the calling of a special meeting of the shareholders shall (1) be in writing, (2) specify the date and time thereof, which date shall be not less than 35 nor more than 60 days after receipt of the request, (3) specify the general nature of the business to be transacted thereat and (4) be given either personally or by first class mail, postage prepaid, or other means of written communication to the Chairman of the Board, President, any Vice President or Secretary of the Corporation. The officer receiving a proper request to call a special meeting of the shareholders shall cause notice to be given pursuant to the provisions of Section 4 of this article to the shareholders entitled to vote thereat that a meeting will be held at the date and time specified by the person or persons calling the meeting. If notice is not given within 20 days of the receipt of the request, the shareholders making the request may give notice of such meeting so long as the notice given complies with the other provisions of this subsection.
          (c) No business may be transacted at a special meeting unless the general nature thereof was stated in the notice of such meeting.
     Section 4. Notice of Annual, Special or Adjourned Meetings.
          (a) Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given in the manner described in subdivision (d) of this section not less than 10 nor more than 60 days before the date thereof to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, management intends to present for election.
          (b) Any proper matter may be presented at an annual meeting for action. However, any action to approve (1) a contract or transaction in which a director has a direct or indirect financial interest under Section 310 of the California Corporations Code, (2) an amendment of the articles of incorporation under Section 902 of that code, (3) a reorganization of the corporation, under Section 1201 of that code, (4) a voluntary dissolution of the corporation under Section 1900 of that code, or (5) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares under Section 2007 of that code may be taken only if the notice of the meeting states the general nature of the matter to be approved.
          (c) Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at that meeting.
          (d) Notice of any meeting of the shareholders shall be given personally, by first class mail, or by telegraph, facsimile transmission or other written communication, addressed to the shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally to the recipient, deposited in the mail, delivered to a common carrier for transmission to the recipient or sent by other means of written communication. An affidavit of the mailing or other means of giving notice may be executed by the Secretary, assistant secretary or any transfer agent of the Corporation giving the notice and shall be prima facie evidence of the giving of the notice. Such affidavits shall be filed and maintained in the minute books of the Corporation.
          (e) If any notice or report addressed to the shareholder at his address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon his written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.
     Section 5. Record Date.
          (a) The Board of Directors may fix a time in the future as a record date for determination of the shareholders (1) entitled to notice of any meeting or to vote thereat, (2) entitled to give written consent to any corporate action without a meeting, (3) entitled to receive payment of any dividend or other distribution or allotment of any rights or (4) entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of any meeting of the shareholders nor more than 60 days prior to any other action.
          (b) In the event no record date is fixed:
               (1) The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

               (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.
               (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.
          (c) Only shareholders of record on the close of business on the record date are entitled to notice and to vote, to give written consent or to receive a dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.
          (d) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.
     Section 6. Quorum.
          (a) A majority of the shares entitled to vote at a meeting of the shareholders, represented in person or.by proxy, shall constitute a quorum for the transaction of business thereat.
          (b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
     Section 7. Adjournment. Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.
     Section 8. Validation of Actions Taken at Defectively Called, Noticed or Held Meetings.
          (a) The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Any written waiver of notice shall comply with subdivision (f) of Section 601 of the

California Corporations Code. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
          (b) Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except (l) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (2) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the California Corporations Code to be included in the notice but not so included, if such objection is expressly made at the meeting.
     Section 9. Voting for Election of Directors.
          (a) Except as provided in subdivision (c) of this section, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.
          (b) Every shareholder complying with subdivision (c) of this section and entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.
          (c) No shareholder shall be entitled to cumulate his votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless the candidate’s or candidates’ names for which he desires to cumulate his votes have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.
          (d) Elections for directors may be by voice vote or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.
          (e) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected as directors.
     Section 10. Proxies.
          (a) Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a written proxy signed by him or his attorney-in-fact and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic or facsimile transmission or otherwise) by him or his attorney-in-fact.
          (b) Any validly executed proxy, except a proxy which is irrevocable pursuant to subdivision (c) of this section, shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (1) by a writing delivered to the Corporation stating that it is revoked, (2) by written notice of death of the person executing the proxy, delivered to the Corporation, (3) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or (4) as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. The date contained on the form of proxy shall be deemed to be the date of its execution.
          (c) A proxy which states that it is irrevocable is irrevocable for the period specified therein subject to the provisions of subdivisions (e) and (f) of Section 705 of the California Corporations Code.
     Section 11. Inspectors of Election.
          (a) In advance of any meeting of the shareholders, the Board of Directors may appoint either one or three persons (other than nominees for the office of director) as inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse to act) at the meeting. If appointed at a meeting on the request of one or more shareholders or the proxies thereof, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.
          (b) The duties of inspectors of election and the manner of performance thereof shall be as prescribed in subdivisions (b) and (c) of Section 707 of the California Corporations Code.
     Section 12. Action by Written Consent.
          (a) Subject to subdivisions (b) and (c) of this section, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records.

          (b) Except for the election of a director by written consent to fill a vacancy (other than a vacancy created by removal), directors may be elected by written consent only by the unanimous written consent of all shares entitled to vote for the election of directors. In the case of an election of a director by written consent to fill a vacancy (other than a vacancy created by removal), any such election requires the consent of a majority of the outstanding shares entitled to vote for the election of directors.
          (c) Unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in subdivision (d) of Section 4 of this Article III. In the case of approval of (1) contracts or transactions in which a director has a direct or indirect financial interest under Section 310 of the California Corporations Code, (2) indemnification of agents of the corporation, under Section 317 of that code, (3) a reorganization of the corporation, under Section 1201 of that code, or (4) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, under Section 2007 of that code, notice of such approval shall be given at least ten (10) days before the consummation of any action authorized by that approval.
          (d) Any shareholder giving a written consent, or his proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.
ARTICLE IV
DIRECTORS
     Section 1. Number of Directors. The authorized number of directors of the Corporation shall be not less than three (3) and not more than five (5).
     Section 2. Election of Directors. Directors shall be elected at each annual meeting of the shareholders.
     Section 3. Term of Office. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected, and qualified.
     Section 4. Vacancies.
          (a) A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors or otherwise.

          (b) Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director shall be filled only by a person elected by a majority of the shareholders entitled to vote at a duly held meeting at which there is a quorum present or by the unanimous written consent of the holders of the outstanding shares entitled to vote at such a meeting.
          (c) The shareholders may elect a director at any time to fill any vacancy not filled by the directors.
     Section 5. Removal.
          (a) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.
          (b) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board of Directors is removed) if whenever the votes cast against his removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of his most recent election were then being elected.
          (c) Any reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.
          (d) The superior court of the proper county may, at the suit of shareholders holding at least 10 percent of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Corporation and may bar from reelection any director so removed for a period prescribed by the court. The Corporation shall be made a party to such action.
     Section 6. Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
     Section 7. Fees and Compensation. Directors may be paid for their services in such capacity a sum in such amounts, at such times and upon such conditions as may be determined from time to time by resolution of the Board of Directors and may be reimbursed for their expenses, if any, for attendance at each meeting of the Board. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.
ARTICLE V
COMMITTEES OF THE BOARD OF DIRECTORS
Section 1. Designation of Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (1) one or more committees, each consisting of two or more directors and (2) one or more directors as alternate members of any committee, who may replace any absent member at any meeting thereof. Any member or alternate member of a committee shall serve at the pleasure of the Board.
     Section 2. Powers of Committees. Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the Board, except with respect to:
          (a) The approval of any action for which the California Corporations Code also requires any action by the shareholders;
          (b) The filling of vacancies on the Board or in any committee thereof;
          (c) The fixing of compensation of the directors for serving on the Board or on any committee thereof;
          (d) The amendment or repeal of these Bylaws or the adoption of new bylaws;
          (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;
          (f) A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or
          (g) The designation of other committees of the Board or the appointment of members or alternate members thereof.
ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF
     Section 1. Place of Meetings. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board or, in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board shall be held either at any place within or without the State of California which has been designated in the notice of meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.
     Section 2. Organization Meeting. Immediately following each annual meeting of the shareholders the Board of Directors shall hold a regular meeting for the purpose of organization and the transaction of other business. Notice of any such meeting is not required.
     Section 3. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held at such day and hour as shall be fixed from time to time by the Board of Directors by resolution or in the bylaws. If such day falls upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.
     Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the Chairman of the Board or the President or any vice president or the Secretary or any two directors. Notice shall be given of any special meeting of the Board.
     Section 5. Notice of Special Meetings. Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent to each director by first-class mail or telegraph or facsimile transmission, charges prepaid, addressed to each director at that director’s address as shown on the records of the Corporation. Such notice shall be given four days prior to the holding of the special meeting if sent by mail or 48 hours prior to the holding thereof if delivered personally or given by telephone or telegraph. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication. Notice of any special meeting of the Board of Directors need not specify the purpose thereof.
     Section 6. Waivers, Consents and Approvals. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
     Section 7. Quorum; Action at Meetings; Telephone Meetings.
          (a) A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by law or the Articles of Incorporation.

          (b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.
          (c) Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another.
     Section 8. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
     Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.
     Section 10. Meetings of and Action by Committees. The provisions of this Article apply to committees of the Board of Directors and action by such committees with such changes in the language of those provisions as are necessary to substitute the committee and its members for the Board and its members.
ARTICLE VII
OFFICERS
     Section 1. Officers. The Corporation shall have as officers, a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.
     Section 2. Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors.
     Section 3. Subordinate Officers, Etc. The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.
     Section 4. Removal and Resignation.
          (a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in case of any officer chosen by the Board, by any officer upon whom such power of removal may be conferred by resolution of the Board.
          (b) Subject to the rights, if any, of the Corporation under any contract of employment, any officer may resign at any time effective upon giving written notice to the Chairman of the Board, President, any vice president or Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.
     Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.
     Section 6. Chairman of the Board. If there is a Chairman of the Board, he shall, if present, preside at all meetings of the Board of Directors and at all meetings of the shareholders, exercise and perform such other powers and duties as may be from time to time assigned to him by resolution of the Board or prescribed by these Bylaws and, if there is no President, the Chairman of the Board shall be the Chief Executive Officer of the Corporation and have the power and duties set forth in Section 7 of this Article.
     Section 7. President. Subject to such supervisory powers, if any, as may be given by these Bylaws or the Board of Directors to the Chairman of the Board, the President, if there be such an officer, shall be the Chief Executive Officer and general manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board, or if there be none, the President, failing designation of an alternate individual by the Board, shall preside at all meetings of the Board and shall preside at all meetings of the shareholders. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.
     Section 8. Vice-President. In the absence or disability of the President, or the Chairman of the Board, the vice-presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice-President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.
     Section 9. Secretary.
          (a) The Secretary shall keep or cause to be kept (1) the minute book, (2) the share register and (3) the seal, if any, of the Corporation.
          (b) The Secretary, an assistant secretary, or, if they are absent or unable to act, any other officer shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or any committee of the Board of Directors.
     Section 10. Chief Financial Officer.
          (a) The Chief Financial Officer shall keep, or cause to be kept, the books and records of account of the Corporation.
          (b) The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.
ARTICLE VIII
RECORDS AND REPORTS
     Section 1. Minute Book. The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof; and written consents for action without a meeting.
     Section 2. Share Register. The Corporation shall keep or cause to be kept at its principal executive office or, if so provided by resolution of the Board of Directors, at the

Corporation’s transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
     Section 3. Books and Records of Account. The Corporation shall keep or cause to be kept at its principal executive office or such other place as the Board of Directors may order, adequate and correct books and records of account.
     Section 4. Bylaws. The Corporation shall keep at its principal executive office or, in the absence of such office in the State of California, at its principal business office in the state, the original or a copy of the bylaws as amended to date.
     Section 5. Inspection of Records. The shareholders and directors of the Corporation shall have all of the rights to inspect the books and records of the Corporation that are specified in Sections 213 and 1600 through 1602 of the California Corporations Code.
     Section 6. Annual and Other Reports. For so long as this Corporation shall have less than 100 shareholders, the annual report to shareholders, referred to in the General Corporation Law, is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation as they consider appropriate.
ARTICLE IX
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS
     Section 1. Mandatory Indemnification. The Corporation shall, to the extent and in the manner permitted by the Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Article IX, a “director” or “officer” of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of the Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
     Section 2. Payment of Expenses in Advance. Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is permitted pursuant to Section 1 may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article IX.
     Section 3. Indemnity Not Exclusive. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.
     Section 4. Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.
     Section 5. Conflicts. No indemnification or advance shall be made under this Article IX, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:
          (a) That it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or
          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
ARTICLE X
MISCELLANEOUS
     Section 1. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
     Section 2. Contracts, Etc. — How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board, no officer, employee or other agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.
     Section 3. Certificates of Stock. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when the shares are fully paid or the Board of Directors may authorize the issuance of certificates for shares as partly paid provided that these certificates shall conspicuously state the amount of the consideration to be paid for them and the amount already paid. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a vice president and by the Chief Financial Officer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
     Section 4. Lost Certificates. Except as provided in this section, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.
     Section 5. Representation of Shares of Other Corporations. Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, the President or any vice president or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, and any and all partnership or joint venture interests owned by the Corporation.
     Section 6. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California Corporations Code shall govern the construction of these Bylaws.
     Section 7. References to Code Sections. Section designations of three (3) digits or more references herein refer to the General Corporation Law of California as effective January 1, 1977, as amended.
     Section 8. Effect of Shareholders Agreement. Any Shareholders agreement authorized by Section 300(b), shall only be effective to modify the terms of these Bylaws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by California Corporations Code Section 202 and shall terminate when this corporation ceases to be a close corporation. Such an agreement cannot waive or alter Sections 158, (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 (relative to distribution), 1111 (merger), 1201(e) (reorganization) or Chapter 15 (records and reports), Chapter 16 (rights of inspection), Chapter 18 (involuntary dissolution), or Chapter 22 (crimes and penalties). Any other provisions of the Code or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived these Bylaws shall be applicable.
ARTICLE XI
AMENDMENTS
     Section 1. Amendments. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. Subject to the preceding sentence, bylaws (other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number, or changing from fixed to a variable board or vice versa) may be adopted, amended or repealed by the Board of Directors.

CERTIFICATE OF SECRETARY
          I, the undersigned, do hereby certify:
          1. That I am the duly elected and acting Secretary of NETGROUPIE, a California corporation; and
          2. That the foregoing bylaws, comprising 18 pages, constitute the bylaws of said corporation as duly adopted by action of the Incorporator and ratified by the Board of Directors of the Corporation on June 14. 2000.
          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 14 day of June, 2000.

/s/ Mitchell Davis
Mitchell Davis

NGTV
Certificate of Secretary
AMENDMENT TO BYLAWS
I, the undersigned, do hereby certify:
1.	that I am the duly elected and acting Secretary of NGTV; and

2.	that the following Amendment to the Corporation’s Bylaws was duly adopted by the Written Consent by the holders of a majority of the shares entitled to vote thereon.
FIRST. The following Section shall be added to the Bylaws as Section 13 of Article III:
“Section 13 Super-Majority Voting Requirements. The matters set forth below shall, in addition to any other approval required, require the approval of not less than 75% of the members of the Board of Directors:
(a)	any transaction involving the Corporation and (whether directly or indirectly) a Related Party (as hereinafter defined) of a director (a “Related Party Transaction”); and

(b)	any issuance of equity securities including any securities exercisable, exchangeable or convertible into an equity security representing in excess of 10% of the Corporation’s outstanding capital stock.
     “Related Party” shall mean a director and any related party of the director within the meaning of Section 267(b) of the Internal Revenue Code of 1986, as amended, and any person that directly or indirectly controls, is controlled by, or is under common control with the person in question, any person who was a Related Party during the previous 12 months or is substantially likely to become a Related Party during the following 6 months, any person that may receive a financial benefit in the expectation that that person will give a corresponding financial benefit to a related party or a director, a shareholder or holder of other securities of the Company, and any person in which the director or a related party of the director has a material financial interest pursuant to California Corporations Code Section 310(a). As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of more than 50% of voting securities, by contract or otherwise, the term “person” means one or more individuals or any form or forms of business entity, a director includes a person that is, or within the 12 months preceding the date of the transaction was, not a director, but in accordance with whose directions or instructions the directors are or were accustomed to act.”
SECOND. Section 1 of Article IV shall be deleted in its entirety and replaced with the following:
“The number of directors of the Corporation shall be not less than seven (7) and not more than nine (9).”
THIRD. Section 7(a) of Article VI shall be deleted in its entirety and replaced with the following:
“A quorum for a meeting of the Board of Directors shall be seventy-five percent (75%) of the number of directors of the Corporation.”
FOURTH. Section 8 of Article VI shall be deleted in its entirety and replaced with the following:
“A majority of the directors present, provided a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment. Notwithstanding the foregoing, if a quorum is not present at the time appointed for a meeting, or within such reasonable time thereafter as the directors present may determine, the directors present may adjourn the meeting to a fixed time (not to less than 7 days following such adjournment) and place (the “Adjourned Meeting”) but may not transact any other business. At least 7 days prior Notice shall be given of the time and place of the Adjourned Meeting, and the manner for participating in the Adjourned Meeting telephonically. At any Adjourned Meeting of the Board of Directors, the directors in attendance regardless of number or constitution thereof, shall be deemed to constitute a quorum for the transaction of business at such Adjourned Meeting.”
FIFTH. Section 1 of Article VII shall be deleted in its entirety and replaced with the following:
“The officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have a Chairman of the Board, Chief Executive Officer, Vice President, Assistant Secretary, Assistant Treasurer, and such other officers with titles and duties as determined in the discretion of the Board of Directors. One person may hold two or more offices and each office may be held by more than one person.”
* * *
     IN WITNESS WHEREOF, I have hereunto subscribed my name on this 12th day of February, 2004.

1

NGTV
Certificate of Secretary
AMENDMENT TO BYLAWS
I, the undersigned, do hereby certify:
1.	that I am the duly elected and acting Secretary of NGTV; and

2.	that the following Amendment to the Corporation’s Bylaws was duly adopted by the Written Consent of the holders of a majority of the shares entitled to vote thereon.
* * *
     Section 1 of Article IV shall be deleted in its entirety and replaced with the following:
“The number of directors of the Corporation shall be not less than seven (7) and not more than eleven (11).”
* * *
     IN WITNESS WHEREOF, I have hereunto subscribed my name on this 19th day of July, 2006.

/s/ Jay Vir
Jay Vir, Secretary